UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Chemtura Corporation (“Chemtura” or the “Company”) held its 2015 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Chemtura’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 2, 2015 (the “Proxy Statement”). The results of the shareholder vote are as follows:

a.	Messrs. Jeffrey D. Benjamin, Timothy J. Bernlohr, James W. Crownover, Robert A. Dover, Jonathan F. Foster, Craig A. Rogerson, John K. Wulff and Ms. Anna C. Catalano were each elected by the shareholders to a term to expire in 2016 or until their respective successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey D. Benjamin	55,226,752	3,318,638	3,541,554
Timothy J. Bernlohr	58,242,934	303,132	3,541,554
Anna C. Catalano	58,458,691	88,396	3,541,554
James W. Crownover	58,453,843	91,036	3,541,554
Robert A. Dover	58,469,413	72,453	3,541,554
Jonathan F. Foster	58,242,298	302,720	3,541,554
Craig A. Rogerson	56,757,473	1,788,329	3,541,554
John K. Wulff	58,470,194	71,741	3,541,554

b.	The shareholders approved, on an advisory (non-binding) basis, the compensation paid to Chemtura’s named executive officers as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related disclosures.

For	Against	Abstain	Broker Non-Votes
56,711,439	1,777,667	66,105	3,541,554

c.	The shareholders re-approved the material terms of the performance goals under the Chemtura Corporation 2010 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
57,504,492	1,036,895	13,824	3,541,554

d.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

For	Against	Abstain
61,738,150	348,160	10,455

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date: May 12, 2015